Exhibit 99.1

Media Contact:

Mary Kuramoto

Medpace Holdings, Inc.

513.579.9911 x2523

m.kuramoto@medpace.com

Investor Contact:

investor@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Fourth Quarter and Full Year 2016 Results

•

Net service revenue of $95.4 million in the fourth quarter increased 11.3% from the comparable prior-year period (backlog conversion rate of 19.9%); Full year 2016 net service revenue of $370.6 million increased 15.8% from full year 2015.

•

Net new business awards of $99.7 million in the fourth quarter increased 4.4% from the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.05x; Full year net new business awards of $427.0 million increased 18.8% from the prior year.

•

Fourth quarter 2016 GAAP net loss was $0.0 million, or $(0.00) per diluted share, versus a GAAP net loss of $8.6 million for the comparable prior-year period. GAAP net income for the full year of 2016 was $13.4 million, or $0.37 per diluted share, versus a GAAP net loss of $8.7 million, or $(0.28) per diluted share, for the full year 2015. Net income (loss) margin was (0.0%) for the fourth quarter of 2016 and 3.6% for the full year 2016.

•

Adjusted EBITDA of $27.5 million for the fourth quarter increased 2.6% from the comparable prior-year period, resulting in an Adjusted EBITDA margin of 28.8%; Adjusted EBITDA of $113.4 million for the full year 2016 increased 12.0% from the prior year, resulting in an Adjusted EBITDA margin of 30.6%.

•

Adjusted Net Income of $14.3 million for the fourth quarter, or $0.35 per diluted share, increased 75.4% from the comparable prior-year period. Adjusted Net Income was $55.7 million for the full year 2016, or $1.53 per diluted share, an increase of 37.8% from the prior year.

CINCINNATI, OHIO, February 27, 2017-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter and Full Year 2016 Financial Results

Net service revenue for the three months ended December 31, 2016, was $95.4 million, an increase of 11.3% compared to $85.7 million for the comparable prior-year period.  Net service revenue for the year ended December 31, 2016, was $370.6 million, an increase of 15.8% compared to $320.1 million for the year ended December 31, 2015.

Backlog as of December 31, 2016 grew 12.6% to $483.9 million from $429.7 million as of December 31, 2015. Net new business awards were $99.7 million, representing a net book-to-bill ratio of 1.05x, for the fourth quarter of 2016, as compared to $95.5 million for the comparable prior-year period.  The Company calculates net book-to-bill ratio by dividing net new business awards by net service revenue.

For the year ended December 31, 2016, net new business awards were $427.0 million, representing a book-to-bill ratio of 1.15x, compared to $359.5 million for the year ended December 31, 2015.  Net new business awards were higher in the year ended December 31, 2016 compared to the year ended December 31, 2015 primarily due to continued growth in the Company’s Oncology and Antiviral Anti-infective (AVAI) therapeutic areas.

For the fourth quarter of 2016, Direct costs, excluding depreciation and amortization were $51.1 million, compared to $44.2 million in the fourth quarter of 2015.  Adjusted Direct costs were $51.9 million for the fourth quarter 2016 compared to $43.9 million in the fourth quarter of 2015.  For the full year 2016, Direct costs, excluding depreciation and amortization were $198.5 million, compared to $163.7 million in 2015.  Adjusted Direct costs were $198.1 million for the full year 2016 compared to $165.7 million in the prior year.

For the fourth quarter of 2016, Selling, general and administrative expenses were $16.8 million compared to $18.3 million in the fourth quarter of 2015. Adjusted Selling, general and administrative expenses were $16.9 million for the fourth quarter 2016 versus $14.8 million in the fourth quarter of 2015.  For the full year 2016, Selling, general and administrative expenses were $61.5 million compared to $57.0 million in the full year 2015. Adjusted Selling, general and administrative expenses were $58.8 million for the full year 2016 versus $52.0 million for the full year 2015.

GAAP net loss for the fourth quarter of 2016 was $0.0 million, or $(0.00) per diluted share, versus a GAAP net loss of $8.6 million, or $(0.27) per diluted share, for the fourth quarter of 2015. This resulted in a net income (loss) margin of (0.0%) and (10.0%) for the fourth quarter of 2016 and 2015, respectively. GAAP net income for the full year of 2016 was $13.4 million, or $0.37 per diluted share, versus a GAAP net loss of $8.7 million, or $(0.28) per diluted share, for the full year 2015. This resulted in a net income (loss) margin of 3.6% and (2.7%) for the full year 2016 and 2015, respectively.

Adjusted EBITDA for the fourth quarter of 2016 increased 2.6% to $27.5 million, or 28.8% of net service revenue, compared to $26.8 million, or 31.3% of net service revenue, for the comparable prior-year period.  Adjusted EBITDA for the full year 2016 increased 12.0% to $113.4 million, or 30.6% of net service revenue, compared to $101.2 million, or 31.6% of net service revenue, for the prior year.

Adjusted Net Income for the fourth quarter of 2016 increased 75.4% to $14.3 million, compared to $8.2 million for the comparable prior-year period. Adjusted Net Income per diluted share for the fourth quarter of 2016 was $0.35, representing an increase of 34.6%, compared to Adjusted Net Income per diluted share of $0.26 for the comparable prior-year period. Adjusted Net Income for full year 2016 increased 37.8% to $55.7 million, compared to $40.4 million for the prior year. Adjusted Net Income per diluted share for the full year 2016 was $1.53, representing an increase of 18.6%, compared to Adjusted Net Income per diluted share of $1.29 for the prior year.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share, to the corresponding GAAP measures are provided below.

Balance Sheet, and Liquidity

On December 8, 2016, the Company entered into a credit agreement for a new Senior Secured Credit Facilities consisting of a $165 million term loan facility and a $150 million revolving credit facility. Proceeds from the term loan were used to repay and extinguish our obligations under our previous Senior Secured Credit Facilities as well as pay the fees, costs and expenses related thereto.  In connection with the extinguishment of the previous Senior Secured Credit Facilities, the Company recognized a Loss on Extinguishment of Debt of approximately $10.7 million in the fourth quarter of 2016.

Additionally, the Company’s Cash and cash equivalents were $37.1 million at December 31, 2016, while the Company generated $29.0 million in cash flow from operating activities during the fourth quarter of 2016.

Financial Guidance

The Company forecasts 2017 net service revenue in the range of $390 million to $406 million, representing growth of 5.2% to 9.6% over 2016 net service revenue of $370.6 million.  GAAP net income for full year 2017 is forecasted in the range of $43.9 million to $47.5 million. Additionally, full-year 2017 Adjusted EBITDA is expected in the range of $122 million to $126 million.

Based on forecasted 2017 net service revenue of $390 to $406 million and GAAP net income of $43.9 to $47.5 million, diluted earnings per share (GAAP) is forecasted in the range of $1.06 to $1.14. Adjusted Net Income for 2017 is forecasted in the range of $66 million to $70 million, representing growth of 18.5% to 25.7% over Adjusted Net Income of $55.7 million for 2016. Furthermore, Adjusted Net Income per diluted share for 2017 is expected in the range of $1.58 to $1.68 per share.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, February 28, 2017, to discuss its fourth quarter and full year 2016 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 67148967.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Tuesday, February 28, 2017 until 1:00 p.m. ET on Tuesday, March 14, 2017. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 67148967.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its physician-led, high-science, and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 2,500 people across 35 countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated financial results and business goals.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our historical conversion rate; fluctuation in our results between fiscal quarters and years; decreased operating margins due to increased pricing pressure or other pressures; failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to successfully execute our growth strategies; the impact of a failure to retain key personnel or recruit experienced personnel; the risks associated with our information systems infrastructure; our failure to manage our growth effectively; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of income tax rate fluctuations on operations, earnings and earnings per share; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of recent consolidation in the biopharmaceutical industry; failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; our ability to fulfill our debt obligations; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; our inability to generate sufficient cash to service all of our indebtedness; fluctuations in interest rates; and our dependence on our lenders, which may not be able to fund borrowings under the credit commitments, and our inability to borrow.

These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 3, 2016, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and  Adjusted Net Income per diluted share or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, Adjusted Net Income per diluted share to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income (loss) attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization with Adjusted EBITDA being further adjusted for unusual and other items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Service revenue, net for each period.  Our presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted Net Income and Adjusted Net Income per diluted share

Adjusted Net Income measures our operating performance by adjusting net income (loss) attributable to Medpace Holdings, Inc. to include cash expenditures related to rental payments on leases classified for accounting purposes as deemed landlord liabilities, and exclude amortization expense, certain stock based compensation award non-cash expenses, certain litigation expenses, deferred financing fees and certain other non-recurring items. Adjusted Net Income per diluted share measures Adjusted Net Income on a per diluted share basis.  Management uses these measures to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and tax expense, which are otherwise excluded from Adjusted EBITDA. We believe the presentation of Adjusted Net Income and Adjusted Net Income per diluted share enhances our investors’ overall understanding of the financial performance. You should not consider Adjusted Net Income or Adjusted Net Income per diluted share as an alternative to Net income (loss) or Net income per diluted share attributable to Medpace Holdings Inc., determined in accordance with U.S. GAAP, as an indicator of operating performance.

Adjusted Direct costs and Adjusted Selling, general and administrative expenses

Adjusted Direct costs and Adjusted Selling, general and administrative expenses are useful to provide information to investors to evaluate core operating expenses as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as certain lease payments which are otherwise excluded from core operating expenses.  We believe that reporting these metrics enhance our investors’ overall understanding of our core recurring operating expenses. You should not consider Adjusted Direct costs and Adjusted Selling, general and administrative expenses as an alternative to Direct costs, excluding depreciation and amortization and Selling, general and administrative expenses, determined in accordance with U.S. GAAP, as an indicator of operating performance.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:	(Unaudited)
Service revenue, net	$95,376	$85,681	$370,621	$320,101
Reimbursed out-of-pocket revenue	12,867	10,360	50,961	38,958
Total revenue	108,243	96,041	421,582	359,059
Operating expenses:
Direct costs, excluding depreciation and amortization	51,074	44,219	198,510	163,707
Reimbursed out-of-pocket expenses	12,867	10,360	50,961	38,958
Selling, general and administrative	16,783	18,255	61,507	56,998
Impairment of goodwill	-	9,313	-	9,313
Depreciation	1,961	1,658	7,442	6,379
Amortization	12,668	13,125	50,672	63,142
Total operating expenses	95,353	96,930	369,092	338,497
Income from operations	12,890	(889)	52,490	20,562
Other (expense) income, net:
Loss on extinguishment of debt	(10,726)	-	(10,726)	-
Miscellaneous (expense) income, net	896	(205)	(423)	(1,133)
Interest expense, net	(2,834)	(6,547)	(19,384)	(27,259)
Total other expense, net	(12,664)	(6,752)	(30,533)	(28,392)
Income (loss) before income taxes	226	(7,641)	21,957	(7,830)
Income tax provision	247	935	8,532	843
Net income (loss)	$(21)	$(8,576)	$13,425	$(8,673)
Net income (loss) per share attributable to common shareholders:
Basic	$(0.00)	$(0.27)	$0.38	$(0.28)
Diluted	$(0.00)	$(0.27)	$0.37	$(0.28)
Weighted average common shares outstanding:
Basic	40,660	31,604	35,690	31,346
Diluted	40,660	31,604	36,329	31,346

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)	As Of
	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$37,099	$14,880
Restricted cash	308	2,857
Accounts receivable and unbilled, net	79,767	65,088
Prepaid expenses and other current assets	16,074	11,896
Total current assets	133,248	94,721
Property and equipment, net	43,805	37,512
Goodwill	660,981	660,981
Intangible assets, net	136,071	186,743
Deferred income taxes	97	157
Other assets	4,903	3,927
Total assets	$979,105	$984,041
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,911	$8,728
Accrued expenses	24,417	20,111
Pre-funded study costs	51,948	46,599
Advanced billings	65,668	51,051
Current portion of long-term debt	12,375	59
Other current liabilities	3,284	7,469
Total current liabilities	168,603	134,017
Long-term debt, net, less current portion	151,267	377,882
Deemed landlord liability, less current portion	28,527	30,273
Deferred income tax liability	12,030	21,104
Other long-term liabilities	7,968	7,291
Total liabilities	368,395	570,567
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at December 31, 2016; No shares authorized at December 31, 2015	-	-
Common stock - $0.01 par-value; 250,000,000 shares and 60,000,000 shares authorized at December 31, 2016 and 2015, respectively; 40,662,856 and 32,624,461 shares issued and outstanding at December 31, 2016 and 2015, respectively	407	326
Additional paid-in capital	623,629	438,716
Accumulated deficit	(9,584)	(23,009)
Accumulated other comprehensive loss	(3,742)	(2,559)
Total shareholders’ equity	610,710	413,474
Total liabilities and shareholders’ equity	$979,105	$984,041

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)	Twelve Months Ended
	December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$13,425	$(8,673)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,442	6,379
Amortization	50,672	63,142
Stock-based compensation expense	9,815	22,324
Amortization of debt issuance costs and discount	2,576	2,687
Loss on extinguishment of debt	10,726	-
Deferred income tax benefit	(9,006)	(12,690)
Impairment of goodwill	-	9,313
Other	(1,019)	(242)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(13,727)	337
Prepaid expenses and other current assets	(3,661)	(181)
Accounts payable	691	2,481
Accrued expenses	4,516	320
Pre-funded study costs	5,400	9,981
Advanced billings	14,723	(7,002)
Other assets and liabilities, net	(841)	(2,306)
Net cash provided by operating activities	91,732	85,870
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(13,537)	(6,465)
Other	115	33
Net cash used in investing activities	(13,422)	(6,432)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for common stock issuance costs	(2,719)	-
Proceeds from stock option exercises	537	250
Excess tax benefit from stock-based compensation	25	-
Proceeds from issuance of debt, net of original issue discount	164,506	-
Payment of debt	(390,060)	(116,055)
Debt issuance costs	(1,802)	-
Payment of deemed landlord liability	(1,525)	(1,292)
Payment on debt extinguishment	(548)	-
Proceeds from common stock issued, net	173,578	608
Net cash used in financing activities	(58,008)	(116,489)
EFFECTS OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(632)	(601)
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	19,670	(37,652)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	17,737	55,389
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$37,407	$17,737

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share amounts)	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
Net income (loss) (GAAP)	$(21)	$(8,576)	$13,425	$(8,673)
Interest expense, net	2,834	6,547	19,384	27,259
Income tax provision	247	935	8,532	843
Depreciation	1,961	1,658	7,442	6,379
Amortization	12,668	13,125	50,672	63,142
EBITDA (Non-GAAP)	$17,689	$13,689	$99,455	$88,950
Stock compensation expense: liability awards mark-to-market and CEO award (a)	-	4,681	5,668	9,780
Corporate campus lease payments (b)	(937)	(930)	(3,730)	(3,720)
Litigation matters (c)	-	28	-	(3,107)
Loss on extinguishment of debt (h)	10,726	-	10,726	-
Impairment of goodwill (g)	-	9,313	-	9,313
Other transaction expenses (e)	-	-	1,247	-
Adjusted EBITDA (Non-GAAP)	$27,478	$26,781	$113,366	$101,216
Net income (loss) margin (GAAP)	(0.0)%	(10.0)%	3.6%	(2.7)%
Adjusted EBITDA margin (Non-GAAP)	28.8%	31.3%	30.6%	31.6%

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME
Net income (loss) as reported (GAAP)	$(21)	$(8,576)	$13,425	$(8,673)
Amortization	12,668	13,125	50,672	63,142
Stock compensation expense: liability awards mark-to-market and CEO award (a)	-	4,681	5,668	9,780
Corporate campus lease payments - principal portion (b)	(396)	(362)	(1,525)	(1,292)
Litigation matters (c)	-	28	-	(3,107)
Loss on extinguishment of debt (h)	10,726	-	10,726
Impairment of goodwill (g)	-	9,313	-	9,313
Other transaction expenses (e)	-	-	1,247	-
Deferred financing fees (d)	552	679	2,576	2,687
Income tax effect of adjustments (39.0%) (f)	(9,185)	(10,711)	(27,052)	(31,405)
Adjusted net income (Non-GAAP)	$14,344	$8,177	$55,737	$40,445

Net income (loss) per diluted share (GAAP)	$(0.00)	$(0.27)	$0.37	$(0.28)
Adjusted net income per diluted share (Non-GAAP)	$0.35	$0.26	$1.53	$1.29
Diluted average common shares outstanding	40,660	31,604	36,329	31,346

RECONCILIATION OF ADJUSTED DIRECT COSTS
Direct costs, excluding depreciation and amortization (GAAP)	$51,074	$44,219	$198,510	$163,707
Corporate campus lease payments (b)	797	790	3,170	3,162
Stock compensation expense: liability awards mark-to-market and CEO award (a)	-	(1,155)	(3,615)	(1,147)
Adjusted direct costs (Non-GAAP)	$51,871	$43,854	$198,065	$165,722

RECONCILIATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE
Selling, general and administrative (GAAP)	$16,783	$18,255	$61,507	$56,998
Corporate campus lease payments (b)	140	140	560	558
Stock compensation expense: liability awards mark-to-market and CEO award (a)	-	(3,526)	(2,053)	(8,633)
Other transaction expenses (e)	-	-	(1,247)	-
Litigation matters (c)	-	(28)	-	3,107
Adjusted selling, general and administrative (Non-GAAP)	$16,923	$14,841	$58,767	$52,030

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

FY 2017 GUIDANCE RECONCILIATION (UNAUDITED)

(in millions, except per share amounts)	Forecast 2017		Forecast 2017
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Year ended December 31, 2016
	Low	High	Low	High	Adjusted Net Income	Adjusted Net Income per diluted share
Net income and diluted earnings per share (GAAP)	$43.9	$47.5	$1.06	$1.14	$13.4	$0.37
Adjustments:
Amortization	37.8	37.8	0.90	0.91	50.7	1.39
Stock compensation expense: liability awards mark-to-market (a)	-	-	-	-	5.7	0.16
Other transaction expenses (e)	-	-	-	-	1.2	0.03
Corporate campus lease payments - principal portion (b)	(1.7)	(1.7)	(0.04)	(0.04)	(1.5)	(0.04)
Loss on extinguishment of debt (h)	-	-	-	-	10.7	0.29
Deferred financing fees (d)	0.5	0.5	0.01	0.01	2.6	0.07
Income tax effect of adjustments (f)	(14.5)	(14.1)	(0.35)	(0.34)	(27.1)	(0.74)
Adjusted net income and adjusted net income per diluted share (Non-GAAP)	$66.0	$70.0	$1.58	$1.68	$55.7	$1.53
Depreciation	9.0	9.0
Income tax provision	40.8	40.8
Interest expense, net	6.2	6.2
Adjusted EBITDA (Non-GAAP)	$122.0	$126.0

(a)

Consists of period end mark-to-market fair value adjustments associated with liability classified awards and the impact of a one-time stock based compensation award to our chief executive officer.  Future stock based awards activity is expected to be classified as equity for accounting purposes and will not be subject to period ending fair value adjustments.

(b)

Represents cash rental payments on two corporate headquarter buildings that are accounted for as deemed assets and subject to depreciation expense over the life of the lease.   Payments made for these leases are accounted for with a principal portion and an interest portion, consistent with deemed landlord liability accounting.  The interest portion of these payments is included in net cash provided by operating activities in our statement of cash flows.  The principal portion is reflected as a financing activity in our statement of cash flows.  These adjustments for purposes of arriving at Adjusted EBITDA, Adjusted Direct costs, Adjusted Selling, general and administrative expenses and Adjusted Net Income have the effect of presenting these leases consistently with all other office lease rentals that we have globally.

(c)	Represents non-recurring costs and recovery related to a customer bad debt and non-recurring expenses related to the settlement of an employment related matter.
(d)	Represents amortization of the discount and issuance costs deferred on the consolidated balance sheet associated with the issuance of the Senior Secured Credit Facility.
(e)	Represents advisory costs and other fees incurred in connection with the August 2016 initial public offering.
(f)	Represents the tax effect of the total adjustments at 39% for 2016. For full year 2017 guidance, a tax rate of 38.5% to 39.5% is assumed.
(g)	Represents an impairment of goodwill on the Clinics reporting unit that was recorded in the fourth quarter of 2015.
(h)

Represents a loss on extinguishment of long-term debt in connection with the repayment and extinguishment of our obligations under the previous Senior Secured Credit Facilities during the fourth quarter of 2016.